Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the FNDS3000 Corp’s 2010 Equity Compensation Plan, of our report dated November 24, 2010, with respect to our audit of the financial statements of FNDS3000 Corp included in its Annual Report on Form 10-K for the year ended August 31, 2010, filed with the Securities and Exchange Commission.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
December 17, 2010